Exhibit 3.2

                                                     Colorado Secretary of State
                                              Date and Time: 11/01/2005 10:32 AM
                                                          Entity Id: 20051174353

                                                   Document number:  20051407046


                             ARTICLES OF AMENDMENT
           filed pursuant to ss. 7-90-301, et seq. and ss. 7-110-106
                    of the Colorado Revised Statutes (C.R.S.)

        ID number:              20051174353

1.      Entity name:

                                stack the deck, inc.
                                _____________________
                                (if changing the name of the corporation, indicate name BEFORE the name change)

2.      New Entity name:        Tombstone Cards, Inc.


3.      Use of Restricted       /_/ "bank" or "trust" or any derivative thereof
        Words (if any of        /_/ "credit union"  /_/ "savings and loan"
        these terms are         /_/ "insurance","casualty", "mutual" or "surety"
        contained in an entity
        name, true name of an
        entity, trade name or
        trademark stated in this
        document, mark the
        applicable box):

4.      Other amendments, if any,
        are attached.

5.      If  the  amendment  provides  for  an  exchange,   reclassification   or
        cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.      If the corporation's period
        of duration as amended is
        less than perpetual, state
        the date on which the period
        of duration expires:                    ___________________
                                                (mm/dd/yyyy)

        OR

        If the corporation's period of duration as amended is perpetual, mark this box: /X/

7.      (Optional)
        Delayed effective date:                 ____________________
                                                (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity

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with  the  requirements  of  part  3 of  article  90 of  title  7,  C.R.S.,  the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.      Name(s) and address(es)
        of the individual(s)
        causing the document
        to be delivered for
        filing:                         Cox             Neil            Amel
                                        _______________________________________
                                        (Last)          (First)         (Middle)

                                        5380 Highlands Drive
                                        Longmont, CO  80503
                                        United States

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box /_/ and include an attachment stating the name and address of such individuals.)


Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.












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